UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021 (December 29, 2020)

VERITIV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36479	46-3234977
(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE
Building 400, Suite 1700
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 391-8200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	VRTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On December 29, 2020, Veritiv Corporation (the “Company”) and UWW Holdings, LLC (the “UWWH Stockholder”) agreed to terminate (the “Termination Agreement”) the Tax Receivable Agreement, dated July 1, 2014 as amended on April 28, 2020, between the Company and the UWWH Stockholder (the “Tax Receivable Agreement”). The Tax Receivable Agreement, which was entered into in connection with the establishment of the Company following the spin-off of International Paper Company’s xpedx distribution solutions business and the merger (the “Merger”) of xpedx with the parent company of Unisource Worldwide, Inc. (“Unisource”), set forth the terms by which the Company was generally obligated to pay the UWWH Stockholder an amount equal to 85% of the U.S. federal, state and Canadian income tax savings, if any, that the Company actually realized as a result of the utilization of Unisource’s net operating losses (NOLs) attributable to taxable periods prior to the date of the Merger. At September 30, 2020, the Company had recorded a contingent liability for the Tax Receivable Agreement in the amount of $32.1 million.

Under the Termination Agreement, the Company agreed to pay the UWWH Stockholder a total of $12 million in settlement of all past and future liabilities that would have been owed under the Tax Receivable Agreement and the parties agreed to a mutual release of claims under the Tax Receivable Agreement.

A copy of the Termination Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Termination Agreement is qualified in its entirety by reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Exhibit Description
10.1	Assignment and Termination Agreement, dated December 29, 2020, between UWW Holdings, LLC and Veritiv Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

Date: January 4, 2021
/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary